Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

Company Highlights:
•GAAP net loss of $(37.3) million, or $(0.20) per diluted common share
•Distributable earnings1 of $0.10 per diluted common share, or $0.15 excluding $9.6 million of net realized losses from the resolution of certain legacy assets
•Generated ~$500 million of additional liquidity through two recent capital markets transactions with a portion of the proceeds used to:
◦Repurchase $114.3 million of common stock at $5.42 per share, or 49% of book value in July 2026
◦Redeem $270 million of senior notes in July 2026
•Repurchased an additional $20.8 million of stock at $5.85 per share, or 53% of book value
•Declares cash dividend on common stock of $0.17 per share
•Servicing portfolio of ~$36.70 billion, agency loan originations of $1.08 billion
•Structured loan portfolio of ~$12.11 billion, originations of $689.0 million and runoff of $539.7 million

Uniondale, NY, July 31, 2026 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2026. Arbor reported a net loss for the quarter of $(37.3) million, or $(0.20) per diluted common share, compared to net income of $24.0 million, or $0.12 per diluted common share for the quarter ended June 30, 2025. Distributable earnings for the quarter was $21.7 million, or $0.10 per diluted common share, compared to $52.1 million, or $0.25 per diluted common share for the quarter ended June 30, 2025.

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2026	March 31, 2026
Fannie Mae	$619,130	$570,815
Freddie Mac	428,278	91,255
SFR-Fixed Rate	21,272	—
FHA	8,083	45,507

Total Originations	$1,076,763	$707,577

Total Loan Sales	$1,143,438	$670,972

Total Loan Commitments	$1,211,900	$733,860
For the quarter ended June 30, 2026, the Agency Business generated revenues of $64.5 million, compared to $57.9 million for the first quarter of 2026. Gain on sales, including fee-based services, net was $15.2 million for the quarter, reflecting a margin of 1.33%, compared to $12.5 million and 1.86% for the first quarter of 2026. Income from mortgage servicing rights was $12.1 million for the quarter, reflecting a rate of 1.00% as a percentage of loan commitments, compared to $9.7 million and 1.32% for the first quarter of 2026.
At June 30, 2026, loans held-for-sale was $375.8 million, with financing associated with these loans totaling $359.3 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $36.70 billion at June 30, 2026. Servicing revenue, net was $23.9 million for the quarter and consisted of servicing revenue of $42.1 million, net of amortization of mortgage servicing rights totaling $18.2 million.

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	June 30, 2026			March 31, 2026
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$24,419,734	43.9	5.2	$24,261,724	44.4	5.4
Freddie Mac	7,672,121	17.6	5.7	7,368,979	18.2	5.7
Private Label	2,477,077	18.7	4.1	2,554,209	18.7	4.3
FHA	1,585,871	13.8	18.9	1,584,644	13.8	19.0
Bridge	277,333	10.4	1.7	277,523	10.4	2.0
SFR-Fixed Rate	272,226	20.0	3.8	264,008	20.0	3.8
Total	$36,704,362	35.0	5.8	$36,311,087	35.5	5.9
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $36.6 million for the fair value of the guarantee obligation undertaken at June 30, 2026. The Company recorded a $12.9 million net provision for loss sharing associated with CECL for the second quarter of 2026. At June 30, 2026, the Company’s total CECL allowance for loss-sharing obligations was $82.3 million, representing 0.34% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	June 30, 2026		March 31, 2026
	UPB	%	UPB	%
Bridge:
SFR	$490,617	71%	$321,122	42%
Multifamily	159,550	23%	405,600	53%
	650,167	94%	726,722	95%

Construction - Multifamily	38,810	6%	40,870	5%
Total Originations	$688,977	100%	$767,592	100%

Number of Loans Originated	14		6

Commitments:
SFR	$48,785		$53,000
Construction - Multifamily	—		113,070
Total Commitments	$48,785		$166,070

Loan Runoff	$539,745		$861,033

	Structured Portfolio ($ in thousands)
	June 30, 2026		March 31, 2026
	UPB	%	UPB	%
Bridge:
Multifamily	$7,895,187	65%	$7,897,122	66%
SFR	3,376,845	28%	3,265,802	27%
Other	46,519	<1%	46,519	<1%
	11,318,551	94%	11,209,443	94%

Mezzanine/Preferred Equity	502,998	4%	497,961	4%
Construction - Multifamily	285,482	2%	289,889	2%
Total Portfolio	$12,107,031	100%	$11,997,293	100%
At June 30, 2026, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $12.11 billion, with a weighted average interest rate of 6.50%, compared to

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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$12.00 billion and 6.49% at March 31, 2026. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 6.95% at June 30, 2026, compared to 7.03% at March 31, 2026.
The average balance of the Company’s loan and investment portfolio during the second quarter of 2026, excluding loan loss reserves, was $12.08 billion with a weighted average yield of 7.21%, compared to $12.04 billion and 7.50% for the first quarter of 2026. The decrease in the weighted average yield was primarily due to less default and back interest collected in the second quarter of 2026, as well as from additional delinquencies and rate modifications in the second quarter of 2026.
During the second quarter of 2026, the Company recorded a $38.2 million net provision for loan losses associated with CECL. At June 30, 2026, the Company’s total allowance for loan losses was $163.4 million. The Company had nineteen non-performing loans with a UPB of $428.8 million, before related loan loss reserves of $31.1 million, compared to nineteen non-performing loans with a UPB of $481.5 million, before loan loss reserves of $16.1 million at March 31, 2026. In addition, the Company recorded $13.6 million of impairments on two real estate owned properties.
In addition, at June 30, 2026, the Company had three non-accrual loans with a UPB of $94.9 million that were less than 60 days past due, compared to none at March 31, 2026.
During the second quarter of 2026, the Company modified 7 loans to borrowers experiencing financial difficulty with a total UPB of $386.9 million, the majority of which had borrowers investing additional capital to recapitalize their deals.
The Company foreclosed on five loans with a UPB totaling $121.4 million, selling two of these foreclosed properties and three existing REO properties for $79.8 million.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2026 was $10.48 billion with a weighted average interest rate including fees of 6.38%, as compared to $10.71 billion and a rate of 6.40% at March 31, 2026.
The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2026 was $10.51 billion, as compared to $10.38 billion for the first quarter of 2026. The average cost of borrowings for the second quarter of 2026 was 6.56%, compared to 6.67% for the first quarter of 2026. The decrease in average cost was primarily due to reduced pricing associated with CLO activity, as well as a decrease in the average SOFR rate in the second quarter of 2026.
The Company redeemed in full and at par a legacy CLO with $787.0 million of outstanding notes, financing the underlying assets through existing repurchase facilities with significantly improved terms. The transaction enhanced leverage, reduced financing costs and generated approximately $132.3 million of additional liquidity.
In July 2026, the Company completed an upsized $375.0 million offering of 6.25% convertible senior notes due 2029. The Company is using the offering proceeds to redeem its $270.0 million of 4.50% senior notes due 2026 and to repurchase common stock through two separate transactions: $11.6

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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million to repurchase ~2.1 million shares concurrently with the pricing of the offering and $102.7 million to repurchase ~18.9 million shares pursuant to a prepaid forward stock repurchase transaction.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.17 per share of common stock for the quarter ended June 30, 2026. The dividend is payable on August 28, 2026 to common stockholders of record on August 14, 2026.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (833) 419-0865 for domestic callers and (785) 838-9333 for international callers. Please use participant passcode ABRQ226 when prompted by the operator.
A telephonic replay of the call will be available until August 7, 2026. The replay dial-in numbers are (800) 925-9416 for domestic callers and (402) 220-5387 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest income	$230,858	$240,303	$465,905	$480,997
Interest expense	177,761	171,578	352,963	336,829
Net interest income	53,097	68,725	112,942	144,168
Other revenue:
Gain on sales, including fee-based services, net	15,176	13,658	27,681	26,439
Mortgage servicing rights	12,110	10,930	21,770	19,061
Servicing revenue, net	23,879	27,437	49,619	53,040
Property operating income	8,313	5,452	16,373	9,839
Gain on derivative instruments, net	1,041	219	548	3,619
Other income, net	2,260	3,989	4,336	8,407
Total other revenue	62,779	61,685	120,327	120,405
Other expenses:
Employee compensation and benefits	45,096	41,181	92,779	87,217
Selling and administrative	15,868	14,859	32,821	31,171
Property operating expenses	12,670	6,802	24,635	10,276
Depreciation and amortization	5,929	5,848	13,033	9,592
Impairment loss on real estate owned	13,650	—	26,150	—
Provision for loss sharing, net	13,472	4,215	18,009	6,002
Provision for credit losses, net	38,163	19,004	43,979	28,079
Total other expenses	144,848	91,909	251,406	172,337
(Loss) income before extinguishment of debt, gain (loss) on real estate, income from equity affiliates and income taxes	(28,972)	38,501	(18,137)	92,236
Loss on extinguishment of debt	—	—	—	(2,319)
Gain (loss) on real estate	64	(1,448)	(2,073)	(4,258)
Income from equity affiliates	1,893	2,654	6,304	1,020
Provision for income taxes	(3,150)	(3,398)	(5,235)	(6,989)
Net (loss) income	(30,165)	36,309	(19,141)	79,690
Preferred stock dividends	10,342	10,342	20,684	20,684
Net (loss) income attributable to noncontrolling interest	(3,165)	2,015	(3,112)	4,617
Net (loss) income attributable to common stockholders	$(37,342)	$23,952	$(36,713)	$54,389

Basic (loss) earnings per common share	$(0.20)	$0.12	$(0.19)	$0.28
Diluted (loss) earnings per common share	$(0.20)	$0.12	$(0.19)	$0.28

Weighted average shares outstanding:
Basic	190,806,800	192,236,206	192,491,494	191,154,501
Diluted	190,806,800	209,003,002	192,491,494	207,938,574

Dividends declared per common share	$0.17	$0.30	$0.47	$0.73

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	June 30, 2026
	(Unaudited)	December 31, 2025
Assets:
Cash and cash equivalents	$287,525	$482,875
Restricted cash	138,382	67,347
Loans and investments, net (allowance for credit losses of $163,431 and $145,971)	11,915,216	11,934,248
Loans held-for-sale, net	375,797	409,081
Capitalized mortgage servicing rights, net	323,887	340,842
Securities held-to-maturity, net (allowance for credit losses of $14,343 and $17,013)	157,137	156,087
Investments in equity affiliates	82,762	57,966
Real estate owned, net	545,946	498,938
Goodwill and other intangible assets	85,770	86,553
Other assets	440,403	460,966
Total assets	$14,352,825	$14,494,903

Liabilities and Equity:
Credit and repurchase facilities	$5,812,258	$5,149,651
Securitized debt	2,972,246	3,468,258
Senior unsecured notes	1,857,769	2,029,078
Junior subordinated notes to subsidiary trust issuing preferred securities	145,907	145,497
Notes payable - real estate owned	270,410	222,965
Due to borrowers	27,562	33,451
Allowance for loss-sharing obligations	118,898	97,579
Other liabilities	266,752	281,271
Total liabilities	11,471,802	11,427,750

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,683	633,683
Special voting preferred shares - 16,170,218 and 16,169,858 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 188,981,757 and 195,491,855 shares issued and outstanding	1,890	1,955
Additional paid-in capital	2,409,539	2,454,312
Accumulated deficit	(267,177)	(136,597)
Total Arbor Realty Trust, Inc. stockholders' equity	2,777,935	2,953,353
Noncontrolling interest	103,088	113,800
Total equity	2,881,023	3,067,153
Total liabilities and equity	$14,352,825	$14,494,903

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Operations Segment Information - (Unaudited)
(in thousands)

	Quarter Ended June 30, 2026
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$219,211	$11,647	$—	$230,858
Interest expense	172,066	5,695	—	177,761
Net interest income	47,145	5,952	—	53,097
Other revenue:
Gain on sales, including fee-based services, net	—	15,176	—	15,176
Mortgage servicing rights	—	12,110	—	12,110
Servicing revenue	—	42,126	—	42,126
Amortization of MSRs	—	(18,247)	—	(18,247)
Property operating income	8,313	—	—	8,313
Gain on derivative instruments, net	—	1,041	—	1,041
Other income, net	1,638	622	—	2,260
Total other revenue	9,951	52,828	—	62,779
Other expenses:
Employee compensation and benefits	18,667	26,429	—	45,096
Selling and administrative	8,269	7,599	—	15,868
Property operating expenses	12,670	—	—	12,670
Depreciation and amortization	5,537	392	—	5,929
Impairment loss on real estate owned	13,650	—	—	13,650
Provision for loss sharing, net	—	13,472	—	13,472
Provision for credit losses, net	38,245	(82)	—	38,163
Total other expenses	97,038	47,810	—	144,848
(Loss) income before gain on real estate, income from equity affiliates and income taxes	(39,942)	10,970	—	(28,972)
Gain on real estate	64	—	—	64
Income from equity affiliates	1,893	—	—	1,893
Provision for income taxes	(626)	(2,524)	—	(3,150)
Net (loss) income	(38,611)	8,446	—	(30,165)
Preferred stock dividends	10,342	—	—	10,342
Net loss attributable to noncontrolling interest	—	—	(3,165)	(3,165)
Net (loss) income attributable to common stockholders	$(48,953)	$8,446	$3,165	$(37,342)
(1)Includes income (loss) allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	June 30, 2026
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$58,886	$228,639	$287,525
Restricted cash	103,077	35,305	138,382
Loans and investments, net	11,915,216	—	11,915,216
Loans held-for-sale, net	—	375,797	375,797
Capitalized mortgage servicing rights, net	—	323,887	323,887
Securities held-to-maturity, net	—	157,137	157,137
Investments in equity affiliates	82,762	—	82,762
Real estate owned, net	545,946	—	545,946
Goodwill and other intangible assets	12,500	73,270	85,770
Other assets	345,603	94,800	440,403
Total assets	$13,063,990	$1,288,835	$14,352,825

Liabilities:
Debt obligations	$10,699,313	$359,277	$11,058,590
Allowance for loss-sharing obligations	—	118,898	118,898
Other liabilities	211,266	83,048	294,314
Total liabilities	$10,910,579	$561,223	$11,471,802

Arbor Realty Trust Reports Second Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net (Loss) Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(37,342)	$23,952	$(36,713)	$54,389
Adjustments:
Net (loss) income attributable to noncontrolling interest	(3,165)	2,015	(3,112)	4,617
Income from mortgage servicing rights	(12,110)	(10,930)	(21,770)	(19,061)
Deferred tax benefit	(2,211)	(1,603)	(4,791)	(1,741)
Amortization and write-offs of MSRs	21,093	19,825	40,433	40,689
Depreciation and amortization	6,876	6,582	14,692	11,149
Loss on extinguishment of debt	—	—	—	2,319
Provision for credit losses, net	40,532	8,435	19,654	9,192
(Gain) loss on derivative instruments, net	(477)	(674)	821	(5,371)
Loss on real estate	5,388	1,857	17,917	4,667
Stock-based compensation	3,125	2,610	9,029	8,545
Distributable earnings (1)	$21,709	$52,069	$36,160	$109,394

Diluted weighted average shares outstanding (1) (2)	207,661,095	209,003,002	209,687,157	207,938,574

Diluted distributable earnings per share (1)	$0.10	$0.25	$0.17	$0.53
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)For the quarter and six months ended June 30, 2025, the diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), gains/losses on the receipt of real estate from the settlement of loans and subsequent impairment losses on real estate owned prior to the sale of the real estate. The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is repaid, or in the case of foreclosure, when the underlying asset is sold at which time any impairments and/or cumulative depreciation expense are realized; or (2) when management determines that it is nearly certain that all amounts due will not

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be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.